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                                                                    EXHIBIT 23.4

                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS




To Amkor Technology, Inc.:


As independent public accountants, we hereby consent to the incorporation of our reports included in this Form 10-K, as amended, into the Company's previously filed Registration Statements on Form S-3 File No. 333-39642 and No. 333-68032 and on Form S-8 File No. 333-62891, No. 333-63430, No. 333-76254, and No.
333-86161. It should be noted that we have not audited any financial statements or schedules of the Company subsequent to December 31, 1999 or performed any audit procedures subsequent to the date of our report.


ARTHUR ANDERSEN LLP

Philadelphia, Pennsylvania
April 23, 2002